Exhibit (a)(1)(C)

Offer to Purchase for Cash

Up To 800,000 Shares of Common Stock

Of

TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND

At

94.5% of Net Asset Value Per Share

By

Western Investment LLC
Western Investment Hedged Partners L.P.
Western Investment Total Return Partners L.P.
Western Investment Activism Partners LLC and
Western Investment Total Return Fund Ltd.

April 4, 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Western Investment LLC, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership, Western Investment Total Return Partners L.P., a Delaware limited partnership, Western Investment Activism Partners LLC, a Delaware limited liability company, and Western Investment Total Return Fund Ltd., a Cayman Islands corporation (collectively, the “Western Funds”), is making an offer to purchase up to 800,000 of the outstanding shares of common stock, par value $0.01 (the “Shares”) of TS&W / Claymore Tax-Advantaged Balanced Fund, a Delaware statutory trust, at a price equal to 94.5% of the net asset value per Share determined as of the close of the regular trading session of the New York Stock Exchange, on the Expiration Date (defined below), net to the seller in cash (subject to applicable withholding taxes and any brokerage fees that may apply), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 4, 2011 (the “Offer to Purchase”), and in the related Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the “Offer”).

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.           Offer to Purchase, dated April 4, 2011;

2.           Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

3.           A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

4.           Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

5.           Return envelope addressed to InvestorCom, Inc., which is acting as the information agent (the “Information Agent”) for the Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

THE OFFER EXPIRES AT MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON APRIL 29, 2011 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.  SHARES TENDERED UNDER THE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR BEFORE THE EXPIRATION DATE AND, UNLESS THERETOFORE ACCEPTED FOR PAYMENT AS PROVIDED HEREIN, MAY ALSO BE WITHDRAWN AT ANY TIME PRIOR TO ACCEPTANCE FOR PAYMENT.

The Western Funds will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer.  The Western Funds will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.  The Western Funds will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, must be received by the Information Agent by Midnight (one minute after 11:59 p.m.), New York City time, on April 29, 2011.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, InvestorCom, Inc. at the address and telephone number set forth on the back cover of the Offer to Purchase.

Very truly yours,

Western Investment LLC
Western Investment Hedged Partners L.P.
Western Investment Total Return Partners L.P.
Western Investment Activisom Partners LLC
Western Investment Total Return Fund Ltd.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE WESTERN FUNDS OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE WESTERN FUNDS IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.